UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 18, 2007

SEMGROUP ENERGY PARTNERS, L.P.

(Exact name of Registrant as specified in its charter)

DELAWARE	001-33503	20-8536826
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Two Warren Place 6120 South Yale Avenue, Suite 500 Tulsa, Oklahoma	74136
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (918) 524-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 17, 2007, SemGroup Energy Partners, L.P. (the “Partnership”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with SemGroup, L.P. (“SemGroup”), SemGroup Holdings G.P., L.L.C., SemGroup Holdings, L.P., SemGroup Energy Partners G.P., L.L.C., SemGroup Energy Partners Operating, L.L.C. and the underwriters named therein (the “Underwriters”) providing for the offer and sale in a firm commitment underwritten offering of 12,500,000 common units representing limited partner interests in the Partnership (“Common Units”) at a price of $22.00 per Common Unit ($20.6525 per Common Unit, net of underwriting discount). Pursuant to the Underwriting Agreement, the Partnership granted the Underwriters a 30-day over-allotment option to purchase up to an additional 1,875,000 Common Units at the same price.

In the Underwriting Agreement, the Partnership agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriters may be required to make because of any of those liabilities. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Form 8-K and is incorporated herein by reference.

Certain of the Underwriters and their affiliates have performed investment banking, commercial banking and advisory services for SemGroup, L.P. for which they have received customary fees and expenses. The underwriters and their affiliates may in the future perform investment banking and advisory services for SemGroup, the Partnership and its affiliates from time to time for which they may in the future receive customary fees and expenses. Affiliates of Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Lehman Brothers, Inc., RBC Capital Markets Corporation and Wachovia Capital Markets, LLC will be lenders under the Partnership’s credit facility and affiliates of Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets Corporation, Wachovia Capital Markets, LLC and BOSC, Inc., a subsidiary of BOK Financial Corp., are lenders under SemGroup’s credit facility.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 17, 2007, Mr. W. Anderson Bishop was appointed to the board of directors of the Partnership’s general partner. This appointment was effective upon the effectiveness of the Partnership’s Registration Statement on Form S-1 relating to the public offer and sale of the Common Units pursuant to the Underwriting Agreement.

There is no arrangement or understanding between Mr. Bishop and any other persons pursuant to which he was selected as a director. Mr. Bishop will serve as the initial independent member of the audit committee, conflicts committee and compensation committee.

There are no relationships between Mr. Bishop and the Partnership that would require disclosure pursuant to Item 404(a) of Regulation S-K.

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Item 7.01.	Regulation FD Disclosure.

On July 17, 2007, the Partnership announced that it had priced the initial public offering of 12,500,000 Common Units. A copy of the press release is furnished as Exhibit 99.1 hereto.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Exchange Act.

EXHIBIT NUMBER		DESCRIPTION
1.1	—	Underwriting Agreement dated as of July 17, 2007 among SemGroup Energy Partners, L.P., SemGroup, L.P., SemGroup Holdings G.P., L.L.C., SemGroup Holdings, L.P., SemGroup Energy Partners G.P., L.L.C., SemGroup Energy Partners Operating, L.L.C. and Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated as representatives of the several underwriters named therein.
99.1	—	Press release dated July 17, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMGROUP ENERGY PARTNERS, L.P.

	By:	SemGroup Energy Partners G.P., L.L.C.
its General Partner

Date: July 18, 2007	By:	/s/ Alex G. Stallings
Alex G. Stallings,
Chief Accounting Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION
1.1	—	Underwriting Agreement dated as of July 17, 2007 among SemGroup Energy Partners, L.P., SemGroup, L.P., SemGroup Holdings G.P., L.L.C., SemGroup Holdings, L.P., SemGroup Energy Partners G.P., L.L.C., SemGroup Energy Partners Operating, L.L.C. and Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated as representatives of the several underwriters named therein.
99.1	—	Press release dated July 17, 2007.